UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 27, 2005

(Date of Earliest Event Reported)

Dakota Growers Pasta Company, Inc.

(Exact name of registrant as specified in its charter)

North Dakota	000-50111	45-0423511
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of Incorporation)

One Pasta Avenue
Carrington, North Dakota 58421

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (701) 652-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2005, Dakota Growers Pasta Company, Inc. (the “Company”) entered into several agreements arising from its relationship with DNA Dreamfields Company, LLC (“DNA”).  Prior to June 27, 2005, the Company owned 29.5% of DNA and was also a party to a Manufacturing Agreement, a Services Agreement, a Trademark License Agreement and a Technology Sublicense Agreement with DNA.  (Those agreements remain in effect between the Company and DNA.)

The first agreement entered into on June 27, 2005 was a Membership Unit Purchase Agreement.  Pursuant to that agreement, the Company acquired 12.88 Membership Units in DNA from B-New, LLC for a purchase price of $2,666,667 and 6.44 Membership Units in DNA from TechCom Group, LLC for a price of $1,333,333.  As a result of those purchases, the Company now owns a total of 52.32 Membership Units issued by DNA, representing slightly less than 47% of the ownership of DNA.

In connection with the Membership Unit Purchase Agreement, the Company and the other member/owners of DNA also entered into an Amended and Restated DNA Dreamfields Company, LLC Operating Agreement.  As part of the amendment and restatement of the DNA Dreamfields Company, LLC Operating Agreement, the Company was named as the “Managing Member” of DNA.  As such, the Company has authority to make all decisions with respect to DNA, its business, assets and operations that do not expressly require either a unanimous vote of the member/owners of DNA or a “Super Majority” vote of the holders of 75% of the outstanding Membership Units in DNA.  Those matters which require a unanimous vote of the member/owners of DNA include the sale of all or substantially all of the assets of DNA, the sale of the Dreamfields “brand”, any merger, reorganization or consolidation in which DNA is not the surviving entity and the admission of any new member into DNA or the issuance of Units by DNA to any party other than a then-current DNA member.  Those matters that require a “Super Majority” vote include, but are not limited to, amending or changing any business arrangement with a member/owner of DNA and DNA incurring any material liability or obligation outside the ordinary course of DNA’s business.

The Company has also entered into a “2005 Line of Credit Loan Agreement” with DNA.  Under that Agreement, the Company has agreed to loan up to $5,000,000 to DNA, with DNA able to repay and reborrow amounts under the Line of Credit Loan Agreement from time to time.  Interest on amounts outstanding under the Line of Credit Loan Agreement will accrue from the date of any advance at a variable rate ranging from a high of the then-current LIBOR thirty day rate plus 8.0% per annum to a low of the then-current LIBOR thirty day rate plus 5.0% per annum based on the adjusted income of DNA.  Interest will be payable on a monthly basis, but payments of outstanding principal amounts will not begin until the earlier of ten months after the date of the first advance under the Line of Credit Loan Agreement or the date on which the principal amount outstanding equals the maximum loan amount of $5.0 million.  Once DNA is obligated to commence payments of principal, the amounts due to the Company on a monthly basis will equal DNA’s monthly net income (as determined in accordance with generally accepted accounting principles) reduced by any cash or other reserves established by DNA upon the decision of the Company as DNA’s Managing Member.  The Line of Credit Loan Agreement matures on May 31, 2010.  DNA is also required to comply with certain financial covenants under the Line of Credit Loan Agreement.

To secure DNA’s obligations under the 2005 Line of Credit Loan Agreement, the member/owners of DNA other than the Company have pledged their Membership Units in DNA to the Company pursuant to a “LLC Unit Pledge Agreement”.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements based on assumptions by the management of Dakota Growers Pasta Company, Inc. as of the date of this report, including assumptions about risks and uncertainties faced by Dakota Growers Pasta Company, Inc.  The words “believe,” “expect,” “anticipate,” “intend,” “will” and similar verbs or expressions are intended to identify such forward-looking statements.  If management’s assumptions prove incorrect or should unanticipated circumstances arise, Dakota Growers Pasta Company, Inc.’s actual results could differ materially from those anticipated. Such differences could be caused by a number of factors or combination of factors, including factors which are beyond the control of the Company.   Readers are strongly urged to consider such factors when evaluating any forward-looking statement and not to put undue reliance on any forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(a)                                                          Financial Statements: Not Applicable

(b)                                                         Pro Forma Financial Information: Not Applicable

(c)                                                          Exhibits:

10.1                           Membership Unit Purchase Agreement between and among Dakota Growers Pasta Company, Inc., B-New, LLC, TechCom Group, LLC and Buhler, Inc.

10.2                           Amended and Restated DNA Dreamfields Company, LLC Operating Agreement

10.3                           2005 Line of Credit Loan Agreement by and between Dakota Growers Pasta Company, Inc. (“Lender”) and DNA Dreamfields Company, LLC (“Borrower”)

10.4                           Promissory Note executed by DNA Dreamfields Company, LLC

10.5                           LLC Unit Pledge Agreement between and among B-New, LLC, TechCom Group, LLC, Buhler, Inc. (collectively the “Pledgors”) and Dakota Growers Pasta Company, Inc. (“Lender”)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GROWERS PASTA COMPANY, INC.

	By	/s/ Timothy J. Dodd
Timothy J. Dodd, President and Chief
Executive Officer

June 30, 2005